UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2006

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2006, Gilead Sciences, Inc., a Delaware corporation (the Company), announced that it had invested $25 million in Corus Pharma, Inc., a Delaware corporation (Corus). On the same date, Gilead also entered into a definitive Agreement and Plan of Merger (the Merger Agreement) with Corus, Gryphon Acquisition Sub, Inc. (Merger Sub), and Rodney A. Ferguson, Ph.D., as Chairman of and on behalf of the Stockholder Representative Committee. Under the Merger Agreement, the Company received an exclusive option to purchase the remaining shares of Corus based on a formula set forth in the Merger Agreement (the Purchase Option).

On July 19, 2006, the Company entered into a settlement agreement with Novartis Vaccines and Diagnostics, formerly known as Chiron Corporation (Novartis VAD). The settlement was entered into with respect to a lawsuit that was initiated by the filing of a complaint by Chiron Corporation against Corus and two officers of Corus in the King County Superior Court in Washington. The complaint alleged trade secret misappropriation and other related claims in connection with Corus’ product candidate Cayston (aztreonam lysine for inhalation). The settlement agreement contains customary mutual releases, and the terms of the settlement also require, among other things, that the Company pay Novartis VAD a lump-sum payment and exercise the Purchase Option at the earliest time permitted under the Merger Agreement (which will be not later than August 2, 2006).

The Merger Agreement provides for the merger of Merger Sub with and into Corus (the Merger), with Corus surviving the Merger as a wholly-owned subsidiary of the Company. Under the Merger Agreement, the Company would acquire at the completion of the Merger all of the outstanding equity securities of Corus in exchange for total merger consideration valued at $365 million, subject to certain adjustments, including holdbacks to cover indemnification claims set forth in the Merger Agreement. The portion of the merger consideration payable to Corus stockholders will be paid in cash; the Company will pay the remainder of the merger consideration through the conversion of outstanding Corus options into options to acquire common stock of the Company.

The transaction has been approved by the boards of directors of the Company and Corus as well as by the stockholders of Corus, and is subject to regulatory approvals and other closing conditions, including the expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period.

A copy of the press release relating to the transaction is filed as Exhibit 99.1 to this report. The press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

July 20, 2006	By:	/s/ John F. Milligan

Name: John F. Milligan
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Gilead Sciences, Inc. on July 19, 2006.